Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

The GEO Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(r)	—	—	—	—	—

	Equity	Preferred Stock, par value $0.01 per share	457(r)	—	—	—	—	—

	Debt	Debt Securities	457(r)	—	—	—	—	—

	Other	Guarantees of Debt Securities (3)	457(r)	—	—	—	—	—

	Other	Warrants	457(r)	—	—	—	—	—

	Other	Units (4)	457(r)	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts							(2)

	Total Fees Previously Paid							—

	Total Fee Offsets							$32,730 (5)

	Net Fee Due							(1)

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	The GEO Group, Inc. and the additional registrants listed therein	424(b)(5)	333-249772	6/28/2021	—	$32,730 (5)	Equity	Common Stock, par value $0.01 per share	—	$300,000,000	—

Fee Offset Sources	The GEO Group, Inc. and the additional registrants listed therein	424(b)(5)	333-249772	—	6/28/2021	—	—	—	—	—	$32,730 (5)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee, except for $32,730 that may be offset pursuant to Rule 457(p) as described in footnote 5 below. In connection with the securities offered hereby, the issuer will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act, except with respect to the offset pursuant to Rule 457(p) as described in footnote 5 below.

(2)

This registration statement covers an indeterminate amount of the securities of each identified class of securities, including such indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of The GEO Group, Inc. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)

Guarantees of the debt securities may be issued by one or more subsidiaries of The GEO Group, Inc. that are listed in this registration statement on Form S-3 under the caption “Table of Additional Registrants.” No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate registration fee is payable with respect to the guarantees being registered hereby.

(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(5)

The registrant previously filed a prospectus supplement, dated June 28, 2021 (the “Prior Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-249772), filed with the Securities and Exchange Commission on October 30, 2020 (the “Prior Registration Statement”), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $300,000,000 under its then current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $32,730 was paid and no securities were sold thereunder. As of the date of this registration statement, no securities have been sold under the Prior Registration Statement and the registrant therefore has not used any of the registration fee paid in connection with the Prior Prospectus Supplement. The offering of the unsold securities registered on the Prior Registration Statement terminates upon the effectiveness of this registration statement. In accordance with Rule 457(p) under the Securities Act, that full unused amount of the registration fee paid in connection with the Prior Registration Statement shall be applied to off-set any registration fees due from time to time for this registration statement.

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